UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES

EXCHANGE ACT OF 1934 (RULE 14a-101)

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LIPOSCIENCE, INC.

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LipoScience, Inc.

Q&A Regarding Proposed Transaction with LabCorp

For Potential Use with Investors, Employees, Customers and Media

1.	What is the strategic rationale for combining with LabCorp?
-	LabCorp is our largest customer today, representing approximately 35% of the company’s revenues. As part of LabCorp, we believe that the NMR LipoProfile test will be better positioned for potential growth as it is integrated into LabCorp’s broader geographic sales platform and larger sales force.
-	LabCorp believes that LipoScience is a premier laboratory with a strong reputation for exceptional quality, reliability and customer service specializing in cardiovascular tests that is driving innovation for personalized diagnostics through NMR technology for cardiovascular and metabolic disorders. The proposed acquisition complements LabCorp’s business in the cardiovascular area.

2.	If the company has the opportunity to potentially change the standard of care in lipid testing, why sell now just as the company may be about to turn a corner? (Availability of the HealthCore study data, test volumes up 5% in Q2 2014 excluding HDL)
-	LipoSciences’s Board of Directors and management evaluated strategic alternatives that were available to the company and believe that this transaction was the most compelling option available to maximize stockholder value. The Board of Directors has unanimously determined that the transaction is advisable, fair to and in the best interests of our stockholders.
-	We believe this transaction is a great deal for our stockholders with a premium of approximately 65% compared to the average price for the 10 trading days prior to the announcement of the deal.
-	Becoming part of LabCorp may present growth opportunities through expanded access to the NMR LipoProfile test, which we believe will benefit patients, physicians and health care systems.

3.	Did the company pursue other acquirers?
-	The company did contact other potential buyers, and we may continue to contact parties as provided in the solicitation, or “go-shop,” provisions of the Merger Agreement, which is attached as an exhibit to our Current Report on Form 8-K filed with the Securities and Exchange Commission (“SEC”) on September 25, 2014. The “go-shop” provisions permit LipoScience to initiate, solicit, facilitate and encourage certain alternative takeover proposals until 11:59 PM on October 19, 2014, a 25-day period following the signing date of the Merger Agreement. More detail on the “Background of the Merger” will be contained in the proxy statement related to the merger that will be filed with the SEC and sent to stockholders.

4.	Is there a breakup fee?
-	Yes, in certain circumstances. Upon a termination of the Merger Agreement in certain circumstances, LipoScience may be required to pay LabCorp a termination fee of $2,560,000 ($1,700,000 if terminated prior to the end of the “go-shop” period based on a superior proposal received during the “go-shop” period), and reimburse LabCorp for its reasonable out-of-pocket expenses incurred in connection with the Merger Agreement in an amount not to exceed $500,000. The termination provisions and termination fee are described in greater detail in our Current Report on Form 8-K filed with the SEC on 25, 2014, and in the Merger Agreement filed as an exhibit.

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5.	How is the deal structured?
-	The deal is structured as a “reverse triangular merger” pursuant to which a newly formed subsidiary of LabCorp will merge with and into LipoScience, with LipoScience surviving as a wholly-owned subsidiary of LabCorp.
-	The transaction is not a cash tender offer.

6.	What are the required conditions to closing?
-	The transaction is subject to customary closing conditions, including:
o	Approval of holders of a majority of the outstanding shares of LipoScience common stock;
o	Regulatory approvals under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (HSR); and
o	Absence of any legal impediments to consummating the merger.

7.	When will you file for HSR approval?
-	LipoScience and LabCorp have already begun work on the HSR filings, and we expect they will be filed expeditiously.

8.	What is the likelihood that the deal will get stockholder approval?
-	Our Board of Directors has unanimously approved the merger agreement and recommended approval by our stockholders.
-	In addition, certain stockholders that own approximately 17.7% of our outstanding common stock have signed agreements to vote their shares in favor of the merger.
-	Before deciding how to vote, each stockholder should carefully read the proxy statement and other relevant materials filed with the SEC when they become available because they will contain important information about the proposed acquisition.

9.	When is the transaction likely to close?
-	We expect the transaction to close during the fourth quarter of 2014, subject to satisfaction of all closing conditions, including HSR review. There can be no assurance that the transaction will close within this timeframe.

10.	Has the Board received a fairness opinion?
-	Yes, Canaccord Genuity has rendered a fairness opinion to our Board of Directors that the transaction is fair, from a financial point of view, to our stockholders. A copy of the fairness opinion will be available in the proxy statement that will be filed with the SEC and mailed to our stockholders.

11.	Howard Doran has been Chief Executive Officer for only 7 months. What is his severance payment contained in his compensation package as CEO? Or as part of this deal?
-	Mr. Doran is covered by our Executive Severance Plan, which is described in the proxy statement for our 2014 annual meeting of stockholders previously filed with the SEC. A detailed description of Mr. Doran’s interest in the merger and related compensation will be contained in the proxy statement related to the merger that will be filed with the SEC and sent to stockholders.

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Additional Information

This communication may be deemed to be a solicitation of proxies in respect of the proposed acquisition of LipoScience by LabCorp.  In connection with the proposed acquisition, the Company intends to file a proxy statement and other relevant materials with the SEC.  Investors and stockholders of the Company are urged to read the proxy statement and other relevant materials filed with the SEC when they become available because they will contain important information about the proposed acquisition.  The definitive proxy statement will be mailed to the Company’s stockholders.  Investors and stockholders may obtain a free copy of the proxy statement when it becomes available, and other documents filed by the Company, at the SEC’s website, www.sec.gov. In addition, these documents (when they are available) can also be obtained by investors and stockholders free of charge at the Company’s website, www.liposcience.com, or from the Company upon written request to its Corporate Secretary at 2500 Sumner Boulevard, Raleigh, NC 27616.

LabCorp, the Company and certain of their respective directors and executive officers, under SEC rules, may be deemed to be participants in the solicitation of proxies from stockholders of the Company in connection with the proposed acquisition.  Information about LabCorp’s directors and executive officers may be found in its definitive proxy statement relating to its 2014 Annual Meeting of Stockholders filed with the SEC on April 4, 2014.  Information about LipoScience’s directors and executive officers may be found in its definitive proxy statement relating to its 2014 Annual Meeting of Stockholders filed with the SEC on April 29, 2014.  Additional information regarding the interests of such potential participants in the solicitation of proxies in connection with the acquisition will be included in the proxy statement related to the acquisition to be filed with the SEC.

Forward-Looking Statements

This document contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that are intended to be covered by the “safe harbor” created by those sections. Forward-looking statements, which are based on certain assumptions and describe the Company’s future plans, strategies and expectations, can generally be identified by the use of forward-looking terms such as “believe,” “expect,” “may,” “will,” “should,” “could,” “seek,” “intend,” “plan,” “estimate,” “anticipate” or other comparable terms. Forward-looking statements involve inherent risks and uncertainties which could cause actual results to differ materially from those in the forward-looking statements. These risks and uncertainties include, among others, the risk that Company stockholder or regulatory approvals may not be obtained; competing offers may be made; changes may occur in either company’s business during the period between now and closing; the transaction may not close within the expected timeframe or at all; the transaction may not achieve the anticipated strategic benefits; customers, suppliers, employees or strategic partners may have adverse reactions to the proposed transaction; and the integration of the Company into LabCorp’s business subsequent to closing of the transaction may not be successful, as well as other factors detailed in LabCorp’s and the Company’s filings with the SEC, including LabCorp’s Annual Report on Form 10-K for the year ended December 31, 2013 and subsequent SEC filings, and the Company’s Annual Report on Form 10-K for the year ended December 31, 2013 and subsequent SEC filings. The Company urges you to consider these risks and uncertainties in evaluating its forward-looking statements. The Company cautions readers not to place undue reliance upon any such forward-looking statements, which speak only as of the date made. Except as otherwise required by the federal securities laws, the Company disclaims any obligation or undertaking to publicly release any updates or revisions to any forward-looking statement contained herein (or elsewhere) to reflect any change in the Company’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.

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